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                                                                  Exhibit 11(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Pilot Funds:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 16, 1995 incorporated by reference in Post-Effective Amendment No. 28 and Amendment
No. 29 to Registration Statement File Nos. 2-78440 and 811-3517, respectively.




                                                          ARTHUR ANDERSEN LLP



Boston, Massachusetts
December 26, 1995